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                                                                    Exhibit 5(a)

                         INVESTMENT ADVISORY AGREEMENT

                                    BETWEEN

                         MCDONALD-KEY INVESTMENTS INC.
                                      AND
                  GRADISON-MCDONALD MUNICIPAL CUSTODIAN TRUST


THIS AGREEMENT is made as of the ____ day of _____, 199_, between McDonald Key Investments Inc., Inc., an Ohio corporation (the "Adviser"), and
Gradison-McDonald Municipal Custodian Trust, an Ohio business trust (the
"Trust").


In consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. a. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Gradison-McDonald Ohio Tax-Free Income Fund (the "Fund") of the Trust in accordance with the Fund's investment objective and policies, and to perform certain other services herein set forth and administer the Trust's affairs to the extent requested subject to the supervision of the board of trustees of the Trust, for the period and on the terms herein set forth.

b. The Adviser hereby accepts such employment, and agrees to render such services and to assume the obligations herein set forth.

2. Should the Trust establish any additional series subsequent to the date hereof and wish to retain the Adviser to serve as such series' investment adviser under the terms of this Agreement, the Trust shall provide the Adviser with a written notice to such effect which shall include the advisory fee payable with respect to each such series. If the Adviser is willing to render such services, it shall provide the Trust with a written notice to such effect, whereupon each such series shall be included with Gradison-McDonald Ohio Tax-Free Income Fund in the term "Fund" hereunder.

3.  The Adviser shall:

a. Manage the investment of the Fund's assets including the placing of orders for purchases and sales and other investment transactions;

b. Report periodically to the Trust with respect to the Trust's investment programs and with respect to the Adviser's activities in connection with the administration of the Trust;




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c.  In all matters relating to the performance of this Agreement, act in conformity with the Declaration of Trust, By-Laws, and Registration Statement of the Trust and with the instructions and directions of the Board of Trustees and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations; and

d. Provide persons satisfactory to the Board of Trustees of the Trust to act as officers of the Trust to the extent permissible under applicable federal law.

4. Any investment program undertaken by the Adviser pursuant to this Agreement, and any other activities undertaken by the Adviser on behalf of the Trust, shall at all times be subject to any directives of the Board of Trustees of the Trust, or of any duly constituted committee of the Board, or of any officer of the Trust acting pursuant to authority granted by the Board or by any such committee.

5. In addition to performing the obligations set forth in Paragraph 3 hereof, the Adviser shall assume and bear expenses incurred with respect to the following:

a.  Trustees who are affiliated with the Adviser;

b. Officers affiliated with the Adviser who are necessary for the management, operations, administration and investments of the Trust; and

c. The payment or assumption by the Adviser of any expense of the Trust or the Fund that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Trust or Fund on any subsequent occasion.

6. All expenses not specifically assumed by the Adviser under this Agreement or by another party pursuant to any other agreement which may be incurred in the operation of the Trust will be borne by the Trust. These include:

a. Expenses incurred by the Trust for office space, office facilities, business equipment and utilities (including communications expenses);

b. Costs of preparing, printing and mailing, and expenses incurred in connection with furnishing of information and administrative assistance with respect to the preparation of; registration statements and prospectuses, including amendments and revisions thereto, and annual, semiannual and other periodic reports furnished to shareholders of the Trust's Fund or to regulatory authorities; and other documents required by regulatory authorities; and notices and proxy solicitation materials furnished to shareholders of the Trust's Fund;

c. Such distribution expenses or service fees as may be contemplated by an effective plan pursuant to Rule 12b-1 under the 1940 Act, provided, however, that any such

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payment by the Trust of distribution expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan;

d. Registration, filing and other fees in connection with requirements of regulatory authorities;

e. Expenses of issue, sale, redemption and repurchase of shares of the Trust's Fund;

f. Compensation of trustees of the Trust who are not affiliated with the Adviser;

g. Compensation and expenses of any transfer agent, dividend disbursing agent, registrar, custodian or depository appointed by the Trust;

h. Any costs, expenses or other relief asserted against the Trust or Fund for violation of any law;

i.  Charges and expenses of independent accountants retained by the Trust;

j. Brokers' commissions and issue or transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust or a Fund of the Trust is a party;

k. Any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, trustees, agents and shareholders) incurred by the Trust or Fund;

l. Taxes and other fees payable by the Trust to federal, state, or other governmental agencies;

m. Costs of share certificates representing shares of the Trust's Fund, if provided for;

n. Legal and accounting fees and expenses in connection with the operations of the Trust, including its organization and the registration or qualification of its shares with federal or state regulatory authorities;

o.  Expenses incurred in connection with shareholders' or trustees' meetings;

p. Fees and other expenses incurred by the Trust in connection with its membership in any organization, and;

q. Costs of liability, errors and omissions and other insurance and fidelity bond.

7. Expenses borne by the Trust pursuant to Paragraph 6 hereof and attributable to a specific Fund of the Trust shall be allocated to that Fund. Expenses borne by the Trust

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pursuant to Paragraph 6 hereof that are not specifically attributable to a Fund shall be allocated to each Fund in a manner and on a basis determined in good faith by the Adviser to be fair and equitable, subject to review by the Board of Trustees of the Trust.

8. The Trust shall reimburse the Adviser for all costs (direct and indirect) which are fairly allocable to services performed by the Adviser's employees under this Agreement on behalf of the Trust, for which the Trust is responsible including, without limitation, appropriate portions of employee salaries, office space, benefits, and expenses. In the event of disagreement between the Trust and the Adviser as to a fair basis for allocating such costs, such basis shall be fixed by the independent public accountants for the Trust, and the parties shall be bound thereby.

9. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to other persons so long as the services to be rendered hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business.

10. The Adviser assumes no responsibility or obligation under this Agreement other than to render in good faith the services provided for herein; provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Adviser shall not be responsible or liable for any action or inaction of the Board of Trustees of the Trust or any committee thereof.

11. In addition to all other charges and expenses to be paid hereunder, the Trust shall pay to the Adviser compensation for its services and facilities furnished hereunder, at an annual rate computed in accordance with the appropriate portion of Schedule A attached hereto. The fee shall be computed and accrued daily. The fee so computed and accrued during each calendar month shall be paid to the Adviser on the first day of the next month. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

12. The Adviser shall reimburse the Trust if and to the extent that expenses borne by the Trust in any fiscal year exceed any expense limitation applicable to a Fund of the Trust imposed by any regulatory authority (as such limitations may be established from time to time). During any fiscal year, the Adviser shall be bound, in calculating the amount of any such excess, by the most stringent applicable requirements of any state in which the shares of the Trust's Funds are qualified for sale. Such excess expenses, if any, shall be determined and paid on a monthly basis, subject to annual adjustment so that the

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aggregate of reimbursements, if any, by the Adviser to the Trust for the fiscal year are in the amount necessary to limit such expenses to the applicable expense limitation.

13. Subject to compliance with the provisions of the 1940 Act and the duties and conditions to which the Adviser is bound by Paragraph 3 of this Agreement, the Trust hereby agrees that the Adviser may subcontract for the performance of any of the services contemplated to be rendered by the Adviser hereunder.

14. It is mutually understood that trustees, officers, shareholders, employees and agents of the Trust are or may be interested in the Adviser as directors, officers, stockholders, employees, agents or in other capacities; that directors, officers, stockholders, employees and agents of the Adviser are or may be interested in the Trust as trustees, officers, shareholders, employees, agents or in other capacities; that the Adviser may be interested in the Trust as a shareholder or otherwise; and that the existence of any such dual interest shall not affect the validity of this Agreement or of any transactions made hereunder, except as may otherwise be provided in the Declaration of Trust of the Trust or the Articles of Incorporation of the Adviser, or by any specific provision of any applicable statute, rule or regulation.

15. This Agreement shall become effective as of the date first set forth above and shall continue in for a two year period so long as it is approved by the vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act, and in accordance with the exemption granted by the Securities and Exchange Commission on providing for this Agreement to become effective prior to the required vote of the shareholders of the Fund. Thereafter, it shall continue in effect from year to year, provided such continuance is specifically approved at least annually, at meetings called for the purpose of voting upon such approvals, by the vote of a majority of the outstanding voting securities of that Fund or by the vote of a majority of the Board of Trustees of the Trust, and in either event by the vote cast in person of a majority of the trustees of the Trust who are not interested persons (as defined in the 1940 Act) of either party to this Agreement.

16. The Trust may at any time and without the payment of any penalty terminate this Agreement as to a Fund upon 60 days' written notice to the Adviser, either by action of the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of that Fund, and the Adviser may at any time and without the payment of any penalty terminate this Agreement upon 60 days' written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment (within the meaning of the 1940 Act) by the Adviser, unless such automatic termination shall be prevented by an order of exemption from the Securities and Exchange Commission. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement may be assigned by the Adviser to Key Asset Management Inc. so long as such assignment shall not constitute an assignment within the meaning of the 1940 Act.
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17.  This Agreement may be amended at any time by the mutual consent of the parties, provided that such consent on the part of Trust shall have been approved, at meetings called for the purpose of voting upon such consent, by the vote of a majority of the outstanding voting securities of the affected Fund, and by the vote of a majority of the Board of Trustees of the Trust, including the vote cast in person by a majority of the trustees of the Trust who are not interested persons (as defined in the 1940 Act) of either party to this Agreement.

18. The parties to this Agreement acknowledge that the Adviser has an exclusive proprietary interest in the use of the names "Gradison" and "McDonald" and further acknowledge that the Adviser has consented to the use of such names by the Trust subject to withdrawal of such consent upon 30 days' written notice to the Trust. The Trust agrees that the names "Gradison" and "McDonald" will be used by it only in connection with the business of any open-end management investment company; that such names will be used only in such forms, styles and contexts as may be approved by the Adviser; and that the Trust will not do or cause to be done any act or undertaking which has the effect of contesting, challenging or in any way impairing the Adviser's right, title or interest in or to such names. The Trust agrees that it will not represent that it has any right, title or interest in such names, and that the Trust's use of such names shall not create any right, title or interest in its favor therein. Within 30 days after the termination of this Agreement for any reason, or after the written withdrawal of such consent of the Adviser (with or without cause and within the Adviser' sole discretion) the Trust

a. will cease and desist from every use of the names "Gradison" and "McDonald" and will deliver to the Adviser all prospectuses, sales literature and other advertising materials bearing such names;

b. will cause its name to be changed so as to eliminate the word "Gradison" or "McDonald" therefrom; and

c. will not at any time thereafter adopt or use any name, mark or other trade designation which is confusingly similar to the names "Gradison" or "McDonald" or likely to mislead the public.

19. Any notice required by or permitted to be given in connection with this Agreement shall be in writing, addressed and delivered in person, or mailed postage prepaid, to the addresses designated by the respective parties for the receipt of such notice. Until further written notice, it is agreed that the addresses of the Adviser and of the Trust, respectively, shall be:

McDonald-Key Investments Inc..
Attention: _____________
800 Superior Avenue

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Cleveland, Ohio 44114

Gradison-McDonald Municipal Custodian Trust
Attention: Stephen C. Dilbone
580 Walnut Street
Cincinnati, Ohio 45202

Gradison-McDonald Municipal Custodian Trust
Attention: Richard M. Wachterman
580 Walnut Street


Cincinnati, Ohio 45202

20. The shareholders, trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder, as more fully provided under the terms of the Declaration of Trust.

21. This Agreement shall be construed in accordance with the laws of the State of Ohio. To the extent that the applicable laws of the State of Ohio conflict with the applicable provisions of the 1940 Act, the latter shall control.




IN WITNESS WHEREOF, the parties have executed this Investment Advisory Agreement as of the date first written above.

MCDONALD-Key Investments Inc.

By: _____________________

GRADISON-McDONALD MUNICIPAL CUSTODIAN TRUST

By: Donald E. Weston

                                   Schedule A
                                   ----------

                            Investment Advisory Fee
                            -----------------------

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Series                             Fee
------                             ---

Gradison-McDonald Ohio       .5 of 1% of the average daily
Tax-Free Income Fund         net assets of the series